                                                                     EXHIBIT 1.1




                                8,500,000 SHARES

                             GLOBAL INDUSTRIES, LTD.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT





                                                                  March 21, 2002



CREDIT SUISSE FIRST BOSTON CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
CREDIT LYONNAIS SECURITIES (USA), INC.
HIBERNIA SOUTHCOAST CAPITAL, INC.
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS
c/o Credit Suisse First Boston Corporation,
        Eleven Madison Avenue,
        New York, N.Y. 10010-3629

                  Dear Sirs:

         1. Introductory. Global Industries, Ltd., a Louisiana corporation ("COMPANY"), proposes to issue and sell 8,500,000 shares ("FIRM SECURITIES") of its Common Stock, par value $0.01 per share ("SECURITIES"), and also proposes to issue and sell to the Underwriters named in Schedule A ("UNDERWRITERS"), at the option of the Underwriters, an aggregate of not more than 850,000 additional shares ("OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement (No. 333-86325), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended through the date hereof, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof, the Registration Statement and the Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, and (i) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representation and warranty does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein.

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act of 1934 ("EXCHANGE ACT"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through CSFBC specifically for use in the Prospectus as amended or supplemented. In connection with the foregoing, there are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed or incorporated by reference as required.

                  (d) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  (e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (f) Each subsidiary of the Company named in Annex A hereto (the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its formation, with power and authority to own its properties and conduct its business now being conducted and as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through its Significant Subsidiaries, free from liens, encumbrances and defects, except as disclosed in the Prospectus and restrictions imposed by the Act or applicable state securities laws.

                  (g) The Company's Significant Subsidiaries owned in the aggregate 90% of the consolidated assets of the Company and its subsidiaries, taken as a whole, as of December 31, 2001 and had in the aggregate more than 90% of the consolidated revenues of the Company and its subsidiaries, taken as a whole, for the year ended December 31, 2001, in each case as determined in accordance with generally accepted accounting principles in the United States.

                  (h) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

                  (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

                  (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for the Non-Competition and Registration Rights Agreement between the Company and William J. Dore, which is filed as Exhibit 10.7 to the Company's Form 10-K for the fiscal year ended December 31, 2001. The Registration Statement has been filed and the issuance and sale of the Offered Securities pursuant to the Registration Statement have been made in accordance with this agreement.

                  (k) The Company has given due notice to the Nasdaq Stock Market of its subsequent listing of the Offered Securities for quotation on the Nasdaq Stock Market's National Market, and the Nasdaq Stock Market has not raised any issues with respect to such notice.

                  (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws and except for filing of the Prospectus pursuant to Rule 424(b).

                  (m) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities pursuant hereto will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except for such breaches, violations or defaults that, in the case of clause (i) and (ii) above, would not have a Material Adverse Effect; the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (n) This Agreement has been duly authorized, executed and delivered by the Company.

                  (o) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

                  (r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, other than those which if not so owned or possessed would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (s) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the knowledge of the Company, there are no pending investigation which might lead to such a claim.

                  (t) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge no such actions, suits or proceedings are threatened or contemplated.

                  (u) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (including, without limitation, if applicable any off balance sheet transactions and contingent liabilities), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as set forth in the notes thereto.

                  (v) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (w) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (x) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale of the Offered Securities.

                  (y) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act.

                  (z) None of the Company and its subsidiaries or, to the knowledge of the Company after reasonable inquiry of its officers and directors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
         (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (aa) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent in light of the businesses in which the Company is engaged.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $8.57 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the Firm Securities to CSFBC for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company, at the office of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P., 600 Travis, Suite 4200, Houston, Texas, at 8:30 A.M., Houston, Texas time, on March 27, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC may request upon at least 48 hours notice prior to the First Closing Date and will be made available for checking and packaging in New York City at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to CSFBC for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company, at the above office of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging in New York City at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with each Underwriter that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement, including copies of all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Offered Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFBC, Rule 424(b)(5)) not later than the second business day following the execution and delivery of this Agreement.

                  (b) At any time when a Prospectus is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, the Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFBC a reasonable opportunity to comment on any such proposed amendment or supplement; and at any time when a Prospectus is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, the Company will also advise CSFBC promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a Prospectus is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and
         (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for completion of the distribution of the Offered Securities, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or subject itself to taxation in any jurisdiction where it is not now so subject.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses or prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (h) For a period of 60 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except for (1) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof or (2) grants of employee stock options or securities pursuant to the terms of a plan in effect on the date hereof.

                  (i) The Company will apply the net proceeds to the Company of the offering and the sale of the Offered Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of this Agreement, the Underwriters shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and any
                  schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in current liabilities (including current maturities of long-term debt) or long-term debt (excluding current maturities) of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, net operating income or per share amounts of consolidated income before extraordinary items or net income;

                           except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or either Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of a majority in interest of the Underwriters including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule

         436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Underwriters shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Louisiana, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Offered Securities delivered on the Closing
                  Date and all of the other outstanding shares of Common Stock of the Company (other than shares issued pursuant to stock option, stock purchase, or other plans registered with the Commission, of which such counsel need express no opinion) have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no statutory or contractual preemptive rights with respect to the Offered Securities;

                           (iii) There are no contracts, agreements or
                  understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than the Securities held by William J. Dore, which rights have been waived in connection with the Registration Statement and the issuance and sale of the Offered Securities;

                           (iv) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940;

                           (v) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or by the bylaws or regulations of the NASD;

                           (vi) The execution, delivery and performance of this
                  Agreement and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under
                  (a) any statute, any rule, regulation (other than state securities or blue sky laws or state or federal antifraud laws, bylaws or rules of the

                  NASD, with respect to which no opinion need be given) or its or their respective properties applicable to the Company or any of its subsidiaries or its or their respective properties,
                  (b) any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or any of their properties known to such counsel to be applicable to the Company or any of its U.S. subsidiaries, (c) any agreement or instrument described in the Prospectus or filed as an exhibit to or incorporated by reference into the Registration Statement and to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or (d) the charter, by-laws or similar organizational documents of the Company or any U.S. Significant Subsidiary; the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (vii) The Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; each of the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as the case may be; the descriptions included or incorporated by reference in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company. Such opinion may be limited to the laws of the State of Texas, the State of New York, the Louisiana Business Corporation Act and federal laws of the United States.

         Such counsel shall also include in a separate paragraph of its opinion or in a separate letter, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company, in-house counsel for the Company, representatives of the independent public accountants of the Company, and your representatives, including your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not verify such information and is not passing on, and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, on the basis of the foregoing in the course of acting as counsel to the Company in this transaction, no facts have come to such counsel's attention that have caused it to believe that (a) the Registration Statement, at the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus as of the date of this Agreement or as of such Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, or other financial data or accounting information included in the Registration Statement or the Prospectus.

                  (e) The Underwriters shall have received an opinion, dated such Closing Date, of Russell J. Robicheaux, General Counsel to the Company and qualified in the State of Louisiana, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Louisiana, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company is duly qualified to do business as
                  a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) The Offered Securities delivered on the Closing
                  Date and the outstanding shares of Common Stock of the Company issued pursuant to stock option, stock purchase, or other plans registered with the Commission have been duly authorized and validly issued, and are fully paid and nonassessable; and the stockholders of the Company have no statutory or contractual preemptive rights with respect to the Offered Securities; and

                           (iv) Each U.S. Significant Subsidiary has been duly
                  organized and is validly existing as a corporation or limited liability company and is in good standing under the laws of the State of Louisiana. Each U.S. Significant Subsidiary has the requisite corporate or limited liability company power to own or lease its respective properties and to conduct its business as described in the Prospectus.

                           (v) All the issued and outstanding capital stock of
                  each U.S. Significant Subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights arising by operation of law, under the limited liability company agreement of such subsidiary or, to the knowledge of such counsel, under any other agreement or instrument to which the Company or such subsidiary is a party or by which it is bound. Based upon such counsel's review of the limited liability company agreements and records of such companies, the issued and outstanding capital stock of each U.S. Significant Subsidiary is owned directly or indirectly by the Company, and to such counsel's knowledge and except as disclosed in the Prospectus, is free and clear of liens, encumbrances, claims, security interests or other restrictions on transfer.

                  Such opinion may be limited to the laws of the State of Louisiana and federal laws of the United States.

                  (f) The Underwriters shall have received from Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. may rely as to the incorporation of the Company and certain other matters under Louisiana law upon the opinion of counsel for the Company referred to above.

                  (g) The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth or incorporated by reference in or contemplated by the Prospectus or as described in such certificate.

                  (h) The Underwriters shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (i) On or prior to the date of this Agreement, the Underwriters shall have received lockup letters from each of the executive officers and directors of the Company in the form attached as
         Exhibit I hereto.

                  The Company will furnish CSFBC with such conformed copies of such opinions, certificates, letters and documents as CSFBC reasonably requests. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to the Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person a copy of the Prospectus (including the final prospectus supplement) if the Company had previously furnished copies thereof to such Underwriter.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting," (ii) the information contained in the second sentence of the sixth paragraph

         (relating to Rule 2710 of the NASD Conduct Rules) under caption "Underwriting," (iii) the information contained in the eleventh paragraph (relating to stabilizing transactions) under the caption "Underwriting," (iv) the information contained in the final paragraph (relating to online distributions) under the caption "Underwriting," and (v) the information contained in the second sentence of the paragraph under the caption "Notice to Canadian Residents -- Relationship with Affiliates of Certain Underwriters."

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, unless and to the extent it did not otherwise learn of such action and such failure results in the loss by the indemnifying party of substantial rights or defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the other Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to CSFBC at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax:
212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 8000 Global Drive, Carlyss, Louisiana 70503, Attention:
Senior Vice President & General Counsel (fax: (337) 583-5310); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. CSFBC will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.



                   [Reminder of page left blank intentionally]

         If the foregoing is in accordance with CSFBC's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                           Very truly yours,

                           GLOBAL INDUSTRIES, LTD.

                           By: /s/ William J. Dore'
                              --------------------------------------------------
                              William J. Dore'
                              Chairman of the Board and Chief  Executive Officer





The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
CREDIT LYONNAIS SECURITIES (USA), INC.
HIBERNIA SOUTHCOAST CAPITAL, INC.
         Acting on behalf of themselves and as the Representatives of the several Underwriters.

                  By:  CREDIT SUISSE FIRST BOSTON CORPORATION


                  By: /s/ Charles K. Thompson
                      -------------------------------------------------
                  Name:   Charles K. Thompson
                       ------------------------------------------------
                  Title:  Managing Director
                        -----------------------------------------------

                                    EXHIBIT 1





                                                                        NUMBER OF
             UNDERWRITER                                             FIRM SECURITIES
---------------------------------------------------            --------------------------
Credit Suisse First Boston Corporation                              4,930,000 Shares

Raymond James & Associates, Inc.                                    2,635,000

Credit Lyonnais Securities (USA) Inc.                                 467,500

Hibernia Southcoast Capital, Inc.                                     467,500


                                                                  -----------

                                                         Total      8,500,000 Shares

                                    EXHIBIT 1

                                 March 13, 2002

Global Industries, Ltd.
8000 Global Drive
Carlyss, LA 70665

Credit Suisse First Boston Corporation
Raymond James & Associates, Inc.
Credit Lyonnais Securities (USA), Inc.
Hibernia Southcoast Capital, Inc.
         As Representatives of the Several Underwriters to be named
         c/o      Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  New York, NY 10010-3629

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock, par value $0.01 per share (the "SECURITIES") of Global Industries, Ltd., a Louisiana corporation, and any successor (by merger or otherwise) thereto (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 60 days after the public offering date set forth in the prospectus supplement used to sell to the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into any transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 60 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

         Any Securities received upon exercise of options granted to the undersigned will also be subject to the terms and conditions of this letter agreement (the "AGREEMENT"). Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred before April 30, 2002.

                               Very truly yours,

                               Signature:
                                         --------------------------------------

                               Print Name:
                                          -------------------------------------

                                     ANNEX A



                            Significant Subsidiaries



Global Divers and Contractors, LLC
Global Pipelines PLUS, LLC
Pipelines, Inc.
Global Movible Offshore, LLC
Global Industries Offshore, LLC
Norman Offshore Pipelines, LLC
GIL Holdings, LLC
Global Offshore International Ltd. (Cayman)
Global Offshore International, LLC
Global International Vessels Ltd. (Cayman)
Global Industries Mexico Holdings S. de R.L. de C.V. (Mexico)

All Significant Subsidiaries listed in this Annex A except for Global Offshore International Ltd. (Cayman), Global International Vessels Ltd. (Cayman) and Global Industries Mexico Holdings S. de R.L. de C.V. (Mexico) shall be designated as the "U.S. Significant Subsidiaries."